As filed with the U.S. Securities and Exchange Commission on May 14, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANI PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware		58-2301143
(State or Other Jurisdiction of Incorporation)		(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota 56623 (218) 634-3500

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charlotte C. Arnold

Vice President, Finance and Chief Financial Officer

ANI Pharmaceuticals, Inc.

210 Main Street West

Baudette, Minnesota 56623

(218) 634-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul A. Gajer, Esq.
Jeffrey A. Baumel, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 768-6700

Approximate date of commencement of proposed sale to public: From time to time or at one time after this registration statement becomes effective in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Primary Offering:
Debt Securities	(1)(2)	(1)(2)	(2)(3)
Preferred Stock, par value $.0001 per share	(1)(2)	(1)(2)	(2)(3)
Common Stock, par value $.0001 per share	(1)(2)	(1)(2)	(2)(3)
Warrants	(1)(2)	(1)(2)	(2)(3)
Total Primary Offering	$250,000,000(3)	100%	$250,000,000	$32,200(4)
Secondary Offering:
Common Stock, par value $.0001 per share	3,500,000(5)	$30.60(6)	$107,100,000	$13,795
TOTAL			$357,100,000	$45,995

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock of the registrant, such indeterminate number of warrants of the registrant and such indeterminate principal amount of debt securities of the registrant, as shall have an aggregate initial offering price not to exceed $250,000,000. There are being registered under this registration statement such indeterminate number of each identified class of the identified securities as may be issued upon conversion, exchange, or exercise of any other securities that provide for such conversion, exchange or exercise, up to a proposed maximum offering price of $250,000,000. In addition, pursuant to Rule 416 under the Securities Act, the shares of common stock and preferred stock being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The common stock to be issued pursuant to this registration statement may include the issuance of shares of common stock issuable pursuant to currently outstanding warrants as follows: (a) up to 6,667 shares issuable upon exercise of warrants at an exercise price of $90.00 per share through June 9, 2014; (b) up to 66,666 shares issuable upon exercise of warrants at an exercise price of $90.00 per share through August 12, 2014; (c) up to 144,508 shares issuable upon exercise of warrants at an exercise price of $74.88 per share through September 8, 2015; (d) up to 99,088 shares issuable upon exercise of warrants at an exercise price of $88.20 per share through June 23, 2015; (e) up to 147,058 shares issuable upon exercise of warrants at an exercise price of $72.00 per share through December 30, 2015; and (f) up to 63,333 shares issuable upon exercise of warrants at an exercise price of $9.00 per share through August 16, 2017. If any debt securities are issued at an original issue discount, then the debt securities registered pursuant to this registration statement shall include such greater principal amount as shall result in an amount to be registered hereunder that equals the aggregate initial offering price, but in no event shall the initial public offering price of securities registered hereunder exceed $250,000,000 less the aggregate dollar amount of all securities previously issued hereunder, or the equivalent thereof in one or more foreign currencies. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering prices per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(2)	Not specified with respect to each class of securities being registered under this registration statement pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. No additional consideration will be received for common stock, preferred stock or debt securities that are issued upon conversion into or exchange for or exercise of preferred stock or debt securities. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(4)	Pursuant to Rule 457(o) under the Securities Act, the registration fee is calculated on the maximum offering price of all securities listed, and the table does not specify information by each class about the amount to be registered. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes a total of $53,846,782 of unsold securities that had previously been registered under the Registrant’s registration statement on Form S-3, initially filed with the U.S. Securities and Exchange Commission (the "SEC") on May 27, 2011 (No. 333-174597) (the "2011 Registration Statement"). The 2011 Registration Statement initially registered securities for a maximum aggregate offering price of $150,000,000 and of that amount the Registrant has previously sold common stock and warrants for an aggregate offering price of $96,153,218, leaving a balance of unsold securities with an aggregate offering price of $53,846,782. The Registrant is paying herewith a registration fee of $25,265 in connection with the registration of $196,153,218 of newly registered securities. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the 2011 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If the Registrant sells any of such unsold securities pursuant to the 2011 Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement which will reduce the number of such unsold securities included on this registration statement and increase the additional securities registered hereon so that the total amount of securities registered hereon will equal $250,000,000, and will pay the additional registration fee resulting therefrom.

(5)	Pursuant to Rule 416 under the Securities Act, the shares of Common Stock registered for resale are deemed to include an unspecified number of additional shares of Common Stock to prevent dilution resulting from any further stock split, stock dividend or similar transaction.

(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act to be equal to $30.60 per share, the average of the high and low prices of the Common Stock as reported on The NASDAQ Global Market on May 13, 2014.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 14, 2014

PROSPECTUS

$250,000,000

ANI Pharmaceuticals, Inc.

Debt Securities, Preferred Stock, Common Stock,

Debt Warrants and Equity Warrants

and

3,500,000 Shares
of
Common Stock
Offered for Resale by Selling Stockholders

The Company may sell from time to time in one or more offerings up to $250,000,000 in the aggregate of:

•	the Company's secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

•	shares of the Company's preferred stock in one or more series;

•	shares of the Company's common stock;

•	debt warrants;

•	equity warrants; and

•	any combination of the foregoing.

In addition, the selling stockholders to be named in prospectus supplement may offer and sell, from time to time, up to 3,500,000 shares of the Company's common stock, par value $.0001 per share. The selling stockholders may offer the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Company will not receive any of the proceeds from the sale of shares of the Company's common stock by the selling stockholders. Neither the Company nor the selling stockholders are required to sell any securities.

When the Company decides to sell particular securities or when the selling stockholders decide to sell shares of common stock, the Company will provide you with the specific terms and the offering price of the securities the Company or the selling stockholders, as applicable, are then offering in one or more prospectus supplements to this prospectus. The prospectus supplement may add to, change or update information contained in this prospectus. The prospectus supplement may also contain important information about U.S. federal income tax consequences. You should carefully read this prospectus, together with any prospectus supplements and information incorporated by reference in this prospectus and any prospectus supplements, before you decide to invest.   This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The Company's common stock is quoted on The NASDAQ Global Market under the trading symbol "ANIP."  Any common stock sold pursuant to this prospectus or any prospectus supplement will be listed on that exchange, subject to official notice of issuance. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange of the securities covered by the prospectus supplement.

The aggregate market value of the Company's outstanding common stock held by non-affiliates is $237,796,811 based on 11,282,982 shares of outstanding common stock, of which 7,636,378 are held by non-affiliates, and a per share price of $31.14 based on the closing sale price of the Company's common stock on May 7, 2014.

Investing in the Company's securities involves significant risks. See "Risk Factors" beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2014.

This prospectus is part of a registration statement the Company filed with the Securities and Exchange Commission. You should rely only on the information the Company has provided or incorporated by reference in this prospectus or any prospectus supplement. Neither the Company nor the selling stockholders have authorized anyone to provide you with additional or different information. The Company and the selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that the Company filed with the U.S. Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process or continuous offering process, which allows the Company to offer and sell any combination of the securities described in this prospectus in one or more offerings. Using this prospectus, the Company may offer up to a total dollar amount of $250,000,000 of these securities. In addition, the selling stockholders to be identified in a prospectus supplement may from time to time sell up to 3,500,000 shares of the Company's common stock in one or more offerings.

This prospectus provides you with a general description of the securities the Company or selling stockholders may offer. Each time the Company or selling stockholders sell securities pursuant to this registration statement and the prospectus contained herein, the Company will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors about the Company and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. To the extent that any statement that the Company makes in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. In addition, as described in the section entitled "Where You Can Find More Information," the Company has filed and plans to continue to file other documents with the SEC that contain information about the Company and the business conducted by the Company and its subsidiaries. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information the Company files with the SEC.

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms "ANI" and "the Company" refer and relate to ANI Pharmaceuticals, Inc., and its consolidated subsidiary.

ABOUT THE COMPANY

The Company's Business

ANI Pharmaceuticals, Inc. and its consolidated subsidiary, ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. ("ANIP" or "Subsidiary"), is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. The Company has two pharmaceutical manufacturing facilities located in Baudette, Minnesota, which are capable of producing oral solid dose products, as well as liquids and topicals, narcotics, and potent products that must be manufactured in a fully-contained environment. The Company's strategy is to continue to use these manufacturing assets to develop, produce, and distribute niche generic pharmaceutical products.

On June 19, 2013, pursuant to a merger agreement dated as of April 12, 2013, ANIP became a wholly-owned subsidiary of BioSante Pharmaceuticals, Inc. ("BioSante") in an all-stock, tax-free reorganization (the "Merger"). The Merger was accounted for as a reverse acquisition, pursuant to which ANIP was considered the acquiring entity for accounting purposes. BioSante was a publicly-held pharmaceutical company focused on developing high value, medically-needed products. ANIP entered into the Merger to secure additional capital and gain access to capital market opportunities as a public company.

In addition, in July 2013, the Company's stockholders approved and the Company subsequently effected (i) a one-for-six reverse stock split of the Company's common stock and class C special stock, with a proportional reduction in the number of authorized shares of its common stock, class C special stock and blank check preferred stock, and (ii) a change of the Company's name from "BioSante Pharmaceuticals, Inc." to "ANI Pharmaceuticals, Inc."

Products, Markets and Contract Manufacturing

Products

The Company's established product portfolio consists of both branded and generic pharmaceuticals, including:

Generic Products	Branded Products
Esterified Estrogen with Methyltestosterone Tablets	Cortenema®
Fluvoxamine Maleate Tablets	Reglan® Tablets
Hydrocortisone Enema
Metoclopramide Syrup Opium Tincture

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Esterified Estrogen with Methyltestosterone ("EEMT") is used to treat moderate to severe vasomotor symptoms of menopause, such as hot flashes and heart palpations that are not improved by estrogen medications alone. For the year ended December 31, 2013, EEMT comprised 33% of the Company’s net sales, a substantial increase over the prior year wherein EEMT comprised only 9% of the Company’s net sales. In the third quarter of 2013, a significant competitor stopped producing EEMT, which led to a material increase in the Company’s market share for the product and enabled the Company to significantly increase the price it charges for the product.

Fluvoxamine Maleate is used to treat obsessions and compulsions in patients with obsessive-compulsive disorder. It is generally used when the obsessions and compulsions in a patient interfere with the patient’s ability to function socially and occupationally.

Hydrocortisone Enema and its branded equivalent, Cortenema® are used for the treatment of ulcerative colitis, especially distal forms, including ulcerative proctitis, ulcerative proctosigmoiditis, and left-sided ulcerative colitis. The products have also proved useful in some cases involving the transverse and ascending colons.

Metoclopramide syrup and its branded equivalent, Reglan®, in tablet form, are prescribed for periods of four to twelve weeks for heartburn symptoms with gastroesophageal reflux disease when certain other treatments do not work. The products relieve daytime heartburn and heartburn after meals and also help ulcers in the esophagus to heal. The products also relieve symptoms of slow stomach emptying in people with diabetes and help treat symptoms such as nausea, vomiting, heartburn, feeling full long after a meal, and loss of appetite.

Opium Tincture is used is to treat severe diarrhea by slowing the movement of the intestines and decreasing the number and frequency of bowel movements.

Markets

In determining which products to pursue for development, the Company targets markets whose products are complex to manufacture and therefore have higher barriers to entry. These market factors provide opportunities for the Company's growth consistent with its competitive strengths at the same time that they decrease the number of potential competitors in the markets. These markets currently include hormone and steroidal drugs, oncolytics, and narcotics and complex formulations, including extended release and combination products.

Hormone and Steroidal Drugs

The market for hormone and steroidal drugs includes hormone therapy to alleviate menopausal symptoms in women, contraceptives, testosterone replacement therapies for men, and therapies for treating hormone-sensitive and other cancers.

Hormone Therapy ("HT") has been an accepted medical treatment for alleviating the symptoms of menopause since the 1930s, with formal U.S. Food and Drug Administration (the "FDA") approval for that use granted in 1942. Initially, HT consisted of estrogen only, but has evolved to include combination therapies of estrogen, progesterone and androgens. The Company targets niche products in the HT and steroidal products market for several reasons, including:

•	hormone and steroid products are a core competency based on the Company’s manufacturing and product development teams' long history of manufacturing these types of products; and

•	the aging baby boom population, of which women represent a majority, is expected to support continued growth in the HT market.

Oncolytics

The Company is positioned to develop and manufacture niche oncolytic (anti-cancer) drugs due to the capabilities of the Company's containment facility and its expertise in manufacturing segregation. In particular, the Company is targeting products subject to priority review by the FDA – those with no blocking patents and no generic competition. In addition to one such product already under development, the Company has identified additional priority review opportunities in oncolytics.

Narcotics

The Company's main manufacturing facility in Baudette, Minnesota is licensed by the Drug Enforcement Administration for the manufacture and distribution of Schedule II narcotics, i.e., drugs considered to have a high abuse risk but that also have safe and accepted medical uses in the United States. In addition to its existing pipeline of four Abbreviated New Drug Applications, the Company has identified additional product development opportunities in this market.

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Contract Manufacturing

The Company manufactures pharmaceutical products for several branded and generic companies, which outsource production to the Company in order to:

•	free-up internal resources to focus on sales and marketing as well as research and development;

•	employ internal capacity to manufacture higher volume or more critical products; and

•	utilize the Company’s specialized equipment and expertise.

The Company considers contract manufacturing to be an important component of its ongoing business. Given its highly specialized manufacturing capabilities, the Company is focused on attracting niche contract manufacturing opportunities that fill idle capacity and offer high margins.

Trademark Notice

Cortenema® and Reglan® are registered trademarks of ANI Pharmaceuticals, Inc. (Baudette, Minnesota).

Corporate Information

The Company’s principal executive offices are located at 210 Main Street West, Baudette, Minnesota, 56623, its telephone number is (218) 634-3500, and its website address is www.anipharmaceuticals.com. The website and the information contained therein or connected thereto are not incorporated into this prospectus. The Company’s common stock is listed on The NASDAQ Global Market under the symbol "ANIP."

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RISK FACTORS

Before you invest in any of the Company's securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading "Risk Factors" contained in Part I, Item 1A in the Company's most recent Annual Report on Form 10-K and any risk factors disclosed under the heading "Risk Factors" in Part II, Item 1A in any Quarterly Report on Form 10-Q that the Company files after its most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by the Company's future filings under the Exchange Act.

The risks and uncertainties the Company describes are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair its business or operations. Any adverse effect on the Company's business, financial condition or operating results could result in a decline in the value of the securities and the loss of all or part of your investment. The prospectus supplement applicable to each series of securities the Company or the selling stockholders offer may contain a discussion of additional risks applicable to an investment in the Company and the securities the Company or the selling stockholders are offering under that prospectus supplement.

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FORWARD-LOOKING STATEMENTS

This prospectus and certain information incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Such statements include, but are not limited to, statements about the potential benefits of the recent Merger, the Company’s plans, objectives, expectations and intentions with respect to future operations and products, the anticipated financial position, operating results and growth prospects of the Company and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "plans," "potential," "future," "believes," "intends," "continue," other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, subject to change. You should not place undue reliance on those statements because they are subject to numerous uncertainties, risks and other factors relating to the Company’s operations and business environment and other factors, all of which are difficult to predict and many of which are beyond the Company’s control.

 Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may in the future face increased difficulty in importing raw materials and/or increased competition, for its Esterified Estrogen with Methyltestosterone Tablet product; competitive conditions for the Company's other products may intensify; the Company may be required to seek the approval of the FDA for its unapproved products or withdraw such products from the market; general business and economic conditions; the Company’s expectations regarding trends in markets for the Company’s current and planned products; the Company’s future cash flow and its ability to support its operations; the Company’s ability to obtain additional financing as needed; the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance of such products; and the marketing success of the Company’s licensees or sublicensees.

 More detailed information on these and additional factors that could affect the Company’s actual results are described in the "Risk Factors" section in Part I, Item 1A. of the Company's most recent annual report on Form 10-K and in other cautionary statements and risks included in other reports the Company files with the SEC. All forward-looking statements in this prospectus speak only as of the date made and are based on the Company’s current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the Company will use the net proceeds from the sale of securities offered by this prospectus primarily to research, develop, commercialize and expand its drug products; to acquire complementary businesses and technologies; and for other working capital and general corporate purposes. As of the date of this prospectus supplement, the Company has not identified any specific material proposed uses of the anticipated proceeds.

The amounts and timing of any expenditures will vary depending on: the type, number, costs, and results of the product candidate development programs which the Company is pursuing or may choose to pursue in the future; the scope, progress, expansion, costs, and results of its clinical trials; competitive and technological developments; and the rate of growth, if any, of its business. Accordingly, unless otherwise indicated in the prospectus supplement, the Company's management will have significant flexibility in applying the net proceeds of the offerings, and investors will be relying on the judgment of the Company's management regarding the application of these net proceeds. Pending the application of the net proceeds, the Company intends to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

The Company will not receive any of the proceeds from the sale of the Company's common stock by the selling stockholders.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information the Company includes in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that the Company may offer under this prospectus. While the terms the Company has summarized below will apply generally to any future debt securities the Company may offer under this prospectus, the Company will describe the particular terms of any debt securities that the Company may offer in more detail in the applicable prospectus supplement. The terms of any debt securities the Company offers under a prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of December 31, 2013, the Company had no outstanding indebtedness, including accrued interest.

The Company will issue the senior debt securities under the senior indenture that the Company will enter into with the trustee named in the senior indenture. The Company will issue the subordinated debt securities under the subordinated indenture that the Company will enter into with the trustee named in the subordinated indenture. The Company has filed forms of these documents as exhibits to the registration statement which includes this prospectus. The Company uses the term "indentures" in this prospectus to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. The Company uses the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as the Company may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the debt securities of any series.

The Company is not limited as to the amount of debt securities it may issue under the indentures. The prospectus supplement will set forth:

•	whether the debt securities will be senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

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•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether the Company or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;

•	any defeasance provisions if different from those described below under "Satisfaction and Discharge; Defeasance;"

•	any conversion or exchange provisions;

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions, if different from those described below under "Subordinated Debt Securities;"

•	any deletions of, or changes or additions to, the events of default or covenants; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement:

•	the debt securities will be registered debt securities; and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by the Company.

The Company will not impose a service charge for any transfer or exchange, but the Company may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, the Company will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

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The Company may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by the Company will be named in the prospectus supplement. The Company may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, the Company will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that the Company will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified the Company that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing; or

•	any other circumstances described in a prospectus supplement.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names,

•	will not be entitled to physical delivery of certificated debt securities, and

•	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither the Company nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by the Company. However, at the Company's option, the Company may pay interest by mailing a check to the record holder. The corporate trust office initially will be designated as the Company's sole paying agent.

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The Company may also name any other paying agents in the prospectus supplement. The Company may designate additional paying agents, change paying agents or change the office of any paying agent. However, the Company will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by the Company to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to the Company. Thereafter, the holder may look only to the Company for such payment.

Consolidation, Merger and Sale of Assets

The Company may not consolidate with or merge into any other person, in a transaction in which it is not the surviving corporation, or convey, transfer or lease the Company's properties and assets substantially as an entirety to, any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor assumes the Company's obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

If the debt securities are convertible for the Company's other securities or securities of other entities, the person with whom the Company consolidates or merges or to whom the Company sells all of its property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default

Unless the Company informs you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1) failure to pay principal of or any premium on any debt security of that series when due and payable;

(2) failure to pay any interest on any debt security of that series when it becomes due and payable, and continuation of that failure for a period of 90 days (unless the entire amount of such payment is deposited by the Company with the trustee or paying agent prior to the expiration of the 90-day period);

(3) failure to deposit any sinking fund payment, when and as due in respect of any debt security of that series;

(4) failure to perform or breach of any other covenant or warranty by the Company in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than the series), which failure continues uncured for a period of 90 days after the Company receives the notice required in the indenture;

(5) the Company's bankruptcy, insolvency or reorganization; and

(6) any other event of default with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

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If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by the Company on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under "Subordinated Debt Securities."

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request.

Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

A holder may not use the indenture to prejudice the rights of any holder, or to obtain or to seek to obtain priority or preference over another holder or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders (it being understood that the trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders).

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

The Company will furnish the trustee an annual statement by its officers as to whether or not the Company is in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

The Company and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither the Company nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or interest on any debt security;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	reduce the rate of interest on any debt security;

•	change the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

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•	waive any default or event of default in payment of the principal of, premium or interest on any debt security;

•	waive a redemption payment or modify any of the redemption provisions of any debt security;

•	adversely affect the right to convert any debt security in any material respect; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

The Company may be discharged from its obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if the Company deposits with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture will contain a provision that permits the Company to elect:

•	to be discharged from all of the Company's obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•	to be released from the Company's obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants: (1) the subordination provisions under a subordinated indenture; and (2) covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, the Company must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, the Company must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the law of the State of New York.

Regarding the Trustee

The indentures will limit the right of the trustee, should it become a creditor of the Company, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions. However, if the trustee, acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of the Company's senior indebtedness. Subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of the Company's subsidiaries.

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Upon any distribution of the Company's assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution. The indentures will require the Company to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

The Company may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at the Company's option, if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace, which is called a "payment default"; or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default, which is called a "payment blockage notice" from the Company or any other person permitted to give such notice under the indenture, which is called a "non-payment default".

The Company may resume payments and distributions on subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

•	in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of the Company's assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of the Company's bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than the Company's other creditors (including the Company's trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

Unless the Company informs you otherwise in the prospectus supplement, the Company will not be prohibited from incurring debt, including senior indebtedness, under any indenture relating to subordinated debt securities. The Company may from time to time incur additional debt, including senior indebtedness.

The Company is obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

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Certain Definitions

"indebtedness" means:

(1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on the Company's balance sheet;

(4) all obligations and liabilities, contingent or otherwise, as lessee under leases for facility equipment (and related assets leased together with such equipment) and under any lease or related document (including a purchase agreement, conditional sale or other title retention or synthetic lease agreement) in connection with the lease of real property or improvement thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the obligations under such lease or related document to purchase or cause a third party to purchase such leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP) or pay an agreed upon residual value of the leased property to the lessor;

(5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

(6) all direct or indirect guaranties or similar agreements in respect of, and the Company's obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by the Company; and

(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

"senior indebtedness" means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on the Company's current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

•	the Company's indebtedness to any of the Company's majority-owned subsidiaries; and

•	subordinated debt securities.

DESCRIPTION OF PREFERRED STOCK

As of the date of this prospectus, the Company has authorized 1,666,667 shares of preferred stock, par value $.0001 per share, none of which are outstanding. Under the Company's Restated Certificate of Incorporation, the Company's Board of Directors is authorized to issue shares of the Company's preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each series, the Board of Directors is required by the General Corporation Law of the State of Delaware to adopt resolutions and file a Certificate of Designation with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Any exercise of the Company's Board of Directors of its rights to do so may affect the rights and entitlements of the holders of the Company's common stock as set forth below.

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The Company's Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

General

Subject to limitations prescribed by the General Corporation Law of the State of Delaware, the Company's Restated Certificate of Incorporation and the Company's Amended and Restated Bylaws ("Bylaws"), the Company's Board of Directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors. Each series of preferred stock that the Company offers under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of the Company's preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•	the terms and conditions, if applicable, upon which preferred stock will be exchangeable into the Company's debt securities, including the exchange price, or its manner of calculation, and exchange period;

•	voting rights, if any, of the preferred stock; a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company's affairs;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company's affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company rank:

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•	senior to all classes or series of the Company's common stock, and to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Company;

•	on a parity with all equity securities issued by the Company that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Company; and

•	junior to all equity securities issued by the Company the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Company (including any entity with which the Company may be merged or consolidated or to which all or substantially all of the Company's assets may be transferred or which transfers all or substantially all of the Company's assets).

As used for these purposes, the term "equity securities" does not include convertible debt securities.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

This description of the Company's common stock is a summary. You should keep in mind, however, that it is the Company's Restated Certificate of Incorporation and Bylaws, and not this summary, which define any rights you may acquire as a stockholder. There may be other provisions in such documents which are also important to you. You should read such documents for a full description of the terms of the Company's common stock, along with the applicable provisions of Delaware law.

As of the date of this prospectus, the Company has authorized 33.3 million shares of common stock, par value $0.0001 per share. As of May 7, 2014, there were 11,282,982 shares of common stock outstanding, which does not include:

•	approximately 555 thousand shares of the Company's common stock issuable upon the exercise of warrants outstanding as of May 7, 2014, at weighted average price of $71.46 per share (without giving effect to any of the anti dilution adjustment provisions thereof);

•	approximately 165 thousand shares of the Company's common stock issuable upon the exercise of options outstanding as of May 7, 2014, at weighted average price of $47.16 per share (without giving effect to any of the anti dilution adjustment provisions thereof);

•	approximately 79 thousand shares of common stock available for future grant under the Company's Third Amended and Restated 2008 Stock Incentive Plan, as amended and restated, as of June 1, 2012 (the "Current Plan"); and

•	approximately 894 thousand shares of common stock that will become available for future grant under the Company's Fourth Amended and Restated 2008 Stock Incentive Plan upon the Company's stockholders' approval of the plan at the 2014 annual meeting of stockholders to be held on May 22, 2014 (in addition to the approximately 79 thousand available under the Company's Current Plan). Such 894 thousand shares include approximately 325 thousand shares issuable upon exercise of options at a weighted average price of $6.39 per share and approximately 30 thousand restricted stock awards, each of which were approved by the Board of Directors of the Company and are subject to stockholder approval at the Company's 2014 annual meeting of stockholders.

Subject to any preferential rights of any preferred stock created by the Company's Board of Directors, as a holder of the Company's common stock you are entitled to such dividends as the Company's Board of Directors may declare from time to time out of funds that the Company can legally use to pay dividends. The holders of common stock possess exclusive voting rights, except to the extent the Company's Board of Directors specifies voting power for any preferred stock that may be issued in the future.

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As a holder of the Company's common stock, you are entitled to one vote for each share of common stock and do not have any right to cumulative voting in the election of directors. Upon the Company's liquidation, dissolution or winding-up, you will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred stock. Holders of the Company's common stock have no preemptive rights and no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Company's common stock. All the outstanding shares of common stock are, and the shares offered by this prospectus, when issued and paid for, will be, validly issued, fully paid and nonassessable. The Company's common stock is quoted on The NASDAQ Global Market under the trading symbol "ANIP."

Anti-Takeover Provisions

As a corporation organized under the laws of the State of Delaware, the Company is subject to Section 203 of the General Corporation Law of the State of Delaware, which restricts the Company's ability to enter into business combinations with an interested stockholder or a stockholder owning 15% or more of the Company's outstanding voting stock, or that stockholder’s affiliates or associates, for a period of three years. These restrictions do not apply if:

•	before becoming an interested stockholder, the Company's Board of Directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

•	upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of the Company's voting stock outstanding at the time the transaction commenced, subject to exceptions; or

•	on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by the Company's Board of Directors and authorized at an annual or special meeting of the Company's stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Number of Directors; Removal

The Company's Bylaws provide that the Company's Board of Directors shall consist of at least one director and may consist of such larger number as may be determined, from time-to-time, by the Board of Directors. The Company's Bylaws provide that directors may be removed with or without cause by the affirmative vote of holders of a majority of the total voting power of all outstanding securities.

This provision and the Board of Directors’ right to issue shares of the Company's preferred stock from time to time, in one or more classes or series without stockholder approval are intended to enhance the likelihood of continuity and stability in the composition of the policies formulated by the Company's Board of Directors. These provisions are also intended to discourage some tactics that may be used in proxy fights.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the Company's common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

Outstanding Warrants

As of May 7, 2014, approximately 555 thousand shares of common stock were issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $71.46.

As of May 7, 2014, the following warrants were outstanding:

•	warrants to purchase an aggregate of 73,333 shares of the Company's common stock at an exercise price of $90.00 per share issued to various institutional investors and the Company's placement agent in connection with the Company's registered direct offering completed on August 13, 2009;

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•	warrants to purchase an aggregate of 144,508 shares of the Company's common stock at an exercise price of $74.88 per share issued to various institutional investors in connection with the registered direct offering completed on March 8, 2010;

•	warrants to purchase an aggregate of 5,780 shares of the Company's common stock at an exercise price of $77.76 per share issued to the Company's placement agent in connection with the Company's registered direct offering completed on March 8, 2010;

•	warrants to purchase an aggregate of 99,088 shares of the Company's common stock at an exercise price of $88.20 per share issued to various institutional investors in connection with the Company's registered direct offering completed on June 23, 2010;

•	warrants to purchase an aggregate of 5,945 shares of the Company's common stock at an exercise price of $94.68 per share issued to the Company's placement agent in connection with the Company's registered direct offering completed on June 23, 2010;

•	warrants to purchase an aggregate of 147,058 shares of the Company's common stock at an exercise price of $72.00 per share issued to various institutional investors in connection with the Company's registered direct offering completed on December 30, 2010;

•	warrants to purchase an aggregate of 8,823 shares of the Company's common stock at an exercise price of $76.50 per share issued to the Company's placement agent in connection with the Company's registered direct offering completed on December 30, 2010;

•	warrants to purchase an aggregate of 6,777 shares of the Company's common stock at an exercise price of $92.88 per share issued to the Company's placement agent in connection with the Company's registered direct offering completed on March 8, 2011; and

•	warrants to purchase an aggregate of 63,333 shares of the Company's common stock at an exercise price of $9.00, per share issued to various institutional investors in connection with the Company's registered direct offering on August 20, 2012.

 The Company may issue, in one or more series, debt warrants to purchase debt securities, as well as equity warrants to purchase preferred stock or common stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. If the warrants are issued pursuant to warrant agreements, the Company will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement. While the following the terms described below will apply generally to any warrants the Company may offer, the Company will describe the particular terms of any series of warrants in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement for a particular series of warrants may specify different or additional terms than those specified below.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;

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•	the maximum or minimum number of debt warrants which may be exercised at any time;

•	a discussion of any material federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, by delivering the properly completed and duly executed warrant certificate and paying the required amount to the warrant agent in immediately available funds. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal of or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The applicable prospectus supplement will describe the following terms of equity warrants offered:

•	the title of the equity warrants;

•	the securities (i.e., preferred stock or common stock) for which the equity warrants are exercisable;

•	the price or prices at which the equity warrants will be issued;

•	if applicable, the designation and terms of the preferred stock or common stock with which the equity warrants are issued, and the number of equity warrants issued with each share of preferred stock or common stock; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

Holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of the Company's directors or any other matter, or to exercise any rights whatsoever as the Company's stockholders.

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, the Company may elect to adjust the number of equity warrants. No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. The Company may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but the Company will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the Company's property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to the transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the taking of other action specified in the applicable prospectus supplement, the Company will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

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Each warrant agent will act solely as the Company's agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by the Company under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon the Company. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants Under This Prospectus

None of the warrants described in this section have been listed for trading on any securities exchange. The number of shares issuable upon exercise of any of the warrants issued prior to June 1, 2012, as well as the exercise prices and any trading thresholds triggering optional redemption and redemption prices for such warrants, have been adjusted for the 1-for-6 reverse stock split that was made effective June 1, 2012 and the 1-for-6 reverse stock split that was made effective July 17, 2013.

As of May 7, 2014, warrants to purchase 133,328 shares of the Company's common stock have been exercised, at $9.00 per share.

Warrants Issued on August 13, 2009

On August 13, 2009, the Company issued warrants to purchase an aggregate of up to 73,333 shares of the Company's common stock to various institutional investors and the Company's placement agent in connection with the Company's registered direct offering. The warrants have an exercise price of $90.00. Warrants to purchase an aggregate of up to 6,667 shares of the Company's common stock expire on June 9, 2014. Warrants to purchase an aggregate of up to 66,666 shares of the Company's common stock expire on August 12, 2014.

Exercisability.  The number of warrant shares that may be acquired by any holder upon any exercise of the warrant is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 4.9% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), or beneficial ownership limitation. The holder may elect to increase or decrease this beneficial ownership limitation upon 61 days’ prior notice. The beneficial ownership limitation, however, may not exceed 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).

Manner of Exercise. Holders of the warrants may exercise their warrants to purchase shares of the Company's common stock on or before the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock. The Company provides certain buy-in rights to a holder if the Company fails to deliver the shares of common stock underlying the warrants by the third trading day after the date on which delivery of the stock certificate is required by the warrant. The buy-in rights apply if after the third trading day on which delivery of the stock certificate is required by the warrant, the holder purchases (in an open market transaction or otherwise) shares of the common stock to deliver in satisfaction of a sale by the holder of the warrant shares that the holder anticipated receiving from the Company upon exercise of the warrant. In this event, the Company must:

•	pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of shares of common stock, times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and

•	at the election of holder, either (A) reinstate the portion of the warrant as to such number of shares of common stock, or (B) deliver to the holder the number of common stock that would have been issued had the Company timely complied with its exercise and delivery obligations under the warrants.

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In addition, the warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued is determined by a formula set forth in the warrant.

The shares of common stock issuable on exercise of the warrants must be, when issued and paid for in accordance with the warrants, duly authorized, validly issued and fully paid and non-assessable.

Fundamental Transaction. If, at any time while the warrants are outstanding, (i) the Company consolidates or merges with or into another corporation, (ii) the Company sells, leases, licenses, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets, (iii) any purchase offer, tender offer or exchange offer (whether by the Company or another individual or entity) is completed pursuant to which holders of the Company's common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the Company's outstanding common stock, (iv) the Company effects any reclassification or recapitalization of its common stock or any compulsory share exchange pursuant to which the Company's common stock is converted into or exchanged for other securities, cash or property, or (v) the Company consummates a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of the Company's common stock (each, a “Fundamental Transaction”), then upon any subsequent exercise of the warrants, the holders thereof have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to the Company or surviving entity must assume the obligations under the warrant.

Certain Adjustments. The exercise price is subject to certain adjustments set forth in the warrants, such as in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company's common stock.

Delivery of Certificates. Upon the holder’s exercise of a warrant, the Company must promptly, but in no event later than three trading days after the exercise date, issue and deliver, or cause to be issued and delivered, a certificate for the shares of common stock issuable upon exercise of the warrant. In addition, the Company must, if the holder provides the necessary information to the Company, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System (DWAC) or another established clearing corporation performing similar functions.

Notice of Corporate Action. The Company must provide at least 20 days prior notice to holders of the warrants to provide them with the opportunity to exercise their warrants and hold common stock in order to participate in or vote on the following corporate events:

•	if the Company takes a record of the holders of the Company's common stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other right;

•	if the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any transaction that would be deemed a Fundamental Transaction; or

•	a voluntary dissolution, liquidation or winding up of the Company.

Additional Provisions. The Company is not required to issue fractional shares upon the exercise of the warrants. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of the Company's common stock, no holder of the warrants possesses any rights as a stockholder under those warrants until the holder exercises those warrants. Subject to applicable securities laws, the warrants may be transferred in accordance with the terms set forth in the warrants. Any term of the warrants may be amended or waived with the Company's written consent and the written consent of the holders of warrants at least equal to 67% of the Company's common stock issuable upon exercise of the warrants.

Warrants Issued on March 8, 2010

On March 8, 2010, the Company issued warrants to purchase an aggregate of up to 144,508 shares of the Company's common stock to various institutional investors in connection with the Company's registered direct offering. The warrants have an exercise price of $74.88 and an expiration date of September 8, 2015.

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Exercisability.  The number of warrant shares that may be acquired by any holder upon any exercise of the warrant is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), or beneficial ownership limitation. The holder may elect to increase or decrease this beneficial ownership limitation upon 61 days’ prior notice.

Manner of Exercise. Holders of the warrants may exercise their warrants to purchase shares of the Company's common stock on or before the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock. The Company provides certain buy-in rights to a holder if the Company fails to deliver the shares of common stock underlying the warrants by the third trading day after the date on which delivery of the stock certificate is required by the warrant. The buy-in rights apply if after the third trading day on which delivery of the stock certificate is required by the warrant, the holder purchases (in an open market transaction or otherwise) shares of the common stock to deliver in satisfaction of a sale by the holder of the warrant shares that the holder anticipated receiving from the Company upon exercise of the warrant. In this event, the Company must:

•	pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of shares of common stock, times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and

•	at the election of holder, either (A) reinstate the portion of the warrant as to such number of shares of common stock, or (B) deliver to the holder the number of common stock that would have been issued had the Company timely complied with its exercise and delivery obligations under the warrants.

In addition, the warrants may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the holder of such warrants is entitled to receive the Company's common stock determined according to the formula set forth in the warrant.

The shares of common stock issuable on exercise of the warrants must be, when issued and paid for in accordance with the warrants, duly authorized, validly issued and fully paid and non-assessable.

Fundamental Transaction. If, at any time while the warrants are outstanding, (i) the Company consolidates or merges with or into another corporation, (ii) the Company sells, leases, licenses, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets, (iii) any purchase offer, tender offer or exchange offer (whether by the Company or another individual or entity) is completed pursuant to which holders of the Company's common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the Company's outstanding common stock, (iv) the Company effects any reclassification or recapitalization of its common stock or any compulsory share exchange pursuant to which the Company's common stock is converted into or exchanged for other securities, cash or property, (v) the Company consummates a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of the Company's common stock, or (vi) the liquidation, bankruptcy, insolvency, dissolution or winding-up (or the occurrence of any analogous proceeding) affecting the Company (each, a “Fundamental Transaction”), then upon any subsequent exercise of the warrants, the holders thereof have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of shares of the Company's common stock then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to the Company or surviving entity must assume the obligations under the warrant.

Certain Adjustments. The exercise price is subject to certain adjustments set forth in the warrants, such as in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company's common stock.

Delivery of Certificates. Upon the holder’s exercise of a warrant, the Company must promptly, but in no event later than three trading days after the exercise date, issue and deliver, or cause to be issued and delivered, a certificate for the shares of common stock issuable upon exercise of the warrant. In addition, the Company must, if the holder provides the necessary information to the Company, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System (DWAC) or another established clearing corporation performing similar functions.

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Notice of Corporate Action. The Company must provide at least 20 days prior notice to holders of the warrants to provide them with the opportunity to exercise their warrants and hold common stock in order to participate in or vote on the following corporate events:

•	if the Company takes a record of the holders of the Company's common stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other right;

•	if the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any transaction that would be deemed a Fundamental Transaction; or

•	a voluntary dissolution, liquidation or winding up of the Company.

Additional Provisions. The Company is not required to issue fractional shares upon the exercise of the warrants. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of the Company's common stock, no holder of the warrants possesses any rights as a stockholder under those warrants until the holder exercises those warrants. Subject to applicable securities laws, the warrants may be transferred in accordance with the terms set forth in the warrants. Any term of the warrants may be amended or waived with the Company's written consent and the written consent of the holders of warrants.

Warrants Issued on June 23, 2010 and December 30, 2010

On June 23, 2010, the Company issued warrants to purchase an aggregate of up to 99,088 shares of the Company's common stock to various institutional investors in connection with the Company's registered direct offering. The warrants have an exercise price of $88.20 and an expiration date of June 23, 2015.

On December 30, 2010, the Company issued warrants to purchase an aggregate of up to 147,058 shares of the Company's common stock to various institutional investors in connection with the Company's registered direct offering. The warrants have an exercise price of $72.00 and an expiration date of December 30, 2015.

Exercisability.  The number of warrant shares that may be acquired by any holder upon any exercise of the warrant is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 4.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), or beneficial ownership limitation. The holder may elect to increase or decrease this beneficial ownership limitation upon 61 days’ prior notice. The beneficial ownership limitation, however, may not exceed 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).

Manner of Exercise. Holders of the warrants may exercise their warrants to purchase shares of the Company's common stock on or before the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock. The Company provides certain buy-in rights to a holder if the Company fails to deliver the shares of common stock underlying the warrants by the third trading day after the date on which delivery of the stock certificate is required by the warrant. The buy-in rights apply if after the third trading day on which delivery of the stock certificate is required by the warrant, the holder purchases (in an open market transaction or otherwise) shares of the common stock to deliver in satisfaction of a sale by the holder of the warrant shares that the holder anticipated receiving from the Company upon exercise of the warrant. In this event, the Company must:

•	pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of shares of common stock, times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and

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•	at the election of holder, either (A) reinstate the portion of the warrant as to such number of shares of common stock, or (B) deliver to the holder the number of common stock that would have been issued had the Company timely complied with its exercise and delivery obligations under the warrants.

In addition, the warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued is determined by a formula set forth in the warrant.

The shares of common stock issuable on exercise of the warrants must be, when issued and paid for in accordance with the warrants, duly authorized, validly issued and fully paid and non-assessable.

Fundamental Transaction. If, at any time while the warrants are outstanding, (i) the Company consolidates or merges with or into another corporation, (ii) the Company sells, leases, licenses, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets, (iii) any purchase offer, tender offer or exchange offer (whether by the Company or another individual or entity) is completed pursuant to which holders of the Company's common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the Company's outstanding common stock, (iv) the Company effects any reclassification or recapitalization of its common stock or any compulsory share exchange pursuant to which the Company's common stock is converted into or exchanged for other securities, cash or property, or (v) the Company consummates a stock or share purchase agreement or other business combination with another person, entity or group of persons or entities whereby such other person, entity or group of persons or entities acquires more than 50% of the outstanding shares of the Company's common stock (each, a “Fundamental Transaction”), then upon any subsequent exercise of the warrants, the holders thereof have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of shares of the Company's common stock then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to the Company or surviving entity must assume the obligations under the warrant.

Certain Adjustments. The exercise price is subject to certain adjustments set forth in the warrants, such as in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company's common stock.

Delivery of Certificates. Upon the holder’s exercise of a warrant, the Company must promptly, but in no event later than three trading days after the exercise date, issue and deliver, or cause to be issued and delivered, a certificate for the shares of common stock issuable upon exercise of the warrant. In addition, the Company must, if the holder provides the necessary information to the Company, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System (DWAC) or another established clearing corporation performing similar functions.

Notice of Corporate Action. The Company must provide at least 20 days prior notice to holders of the warrants to provide them with the opportunity to exercise their warrants and hold common stock in order to participate in or vote on the following corporate events:

•	if the Company takes a record of the holders of the Company's common stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other right;

•	if the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any transaction that would be deemed a Fundamental Transaction; or

•	a voluntary dissolution, liquidation or winding up of the Company.

Additional Provisions. The Company is not required to issue fractional shares upon the exercise of the warrants. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of the Company's common stock, no holder of the warrants possesses any rights as a stockholder under those warrants until the holder exercises those warrants. Subject to applicable securities laws, the warrants may be transferred in accordance with the terms set forth in the warrants. Any term of the warrants may be amended or waived with the Company's written consent and the written consent of the holders of warrants at least equal to 67% of the Company's common stock issuable upon exercise of the warrants.

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Warrants Issued on August 20, 2012

On June 20, 2012, the Company issued warrants to purchase an aggregate of up to 196,661 shares of the Company's common stock to various institutional investors in connection with the Company's registered direct offering. The warrants have an exercise price of $9.00 and an expiration date of August 16, 2017.

Exercisability.  The number of warrant shares that may be acquired by any holder upon any exercise of the warrant is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 4.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), or beneficial ownership limitation. The holder may elect to increase or decrease this beneficial ownership limitation upon 61 days’ prior notice. The beneficial ownership limitation, however, may not exceed 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).

Manner of Exercise. Holders of the warrants may exercise their warrants to purchase shares of the Company's common stock on or before the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock. The Company provides certain buy-in rights to a holder if the Company fails to deliver the shares of common stock underlying the warrants by the third trading day after the date on which delivery of the common stock is required by the warrant. The buy-in rights apply if after the third trading day on which delivery of the common stock is required by the warrant, the holder purchases (in an open market transaction or otherwise) shares of the common stock to deliver in satisfaction of a sale by the holder of the warrant shares that the holder anticipated receiving from the Company upon exercise of the warrant. In this event, the Company must:

•	pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of shares of common stock, times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and

•	at the election of holder, either (A) reinstate the portion of the warrant as to such number of shares of common stock, or (B) deliver to the holder the number of common stock that would have been issued had the Company timely complied with its exercise and delivery obligations under the warrants.

In addition, the warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued is determined by a formula set forth in the warrant.

The shares of common stock issuable on exercise of the warrants must be, when issued and paid for in accordance with the warrants, duly authorized, validly issued and fully paid and non-assessable.

Fundamental Transaction. If, at any time while the warrants are outstanding, (i) the Company consolidates or merges with or into another corporation, (ii) the Company sells, leases, licenses, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets, (iii) any purchase offer, tender offer or exchange offer (whether by the Company or another individual or entity) is completed pursuant to which holders of the Company's common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the Company's outstanding common stock, (iv) the Company effects any reclassification or recapitalization of its common stock or any compulsory share exchange pursuant to which the Company's common stock is converted into or exchanged for other securities, cash or property, or (v) the Company consummates a stock or share purchase agreement or other business combination with another person, entity or group of persons or entities whereby such other person, entity or group of persons or entities acquires more than 50% of the outstanding shares of the Company's common stock (each, a “Fundamental Transaction”), then upon any subsequent exercise of the warrants, the holders thereof have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of shares of the Company's common stock then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to the Company or surviving entity must assume the obligations under the warrant.

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Certain Adjustments. The exercise price is subject to certain adjustments set forth in the warrants, such as in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company's common stock.

Subsequent Rights Offerings. If the Company grants, issues or sells any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Company's common stock (the “Purchase Rights”), then the holders of warrants are entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder of warrants could have acquired if the holder of warrants had held the number of shares of the Company's common stock acquirable upon complete exercise of the warrants immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of the Company's common stock are determined for the grant, issue or sale of such Purchase Rights. To the extent that such holder's right to participate in any such Purchase Right would result in such holder exceeding the beneficial ownership limitation, then such holder cannot participate in such Purchase Right to such extent and such Purchase Right to such extent is held in abeyance for the such holder until such time, if ever, as its right thereto would not result in such exceeding the beneficial ownership limitation.

Pro Rata Distributions. if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of the Company's common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then the holders of warrants are entitled to participate in such Distribution to the same extent that such holder would have participated therein if such holder had held the number of shares of the Company's common stock acquirable upon complete exercise of such holder's warrants immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of the Company's common stock are to be determined for the participation in such Distribution. To the extent that such holder's right in any such Distribution would result in such holder exceeding the beneficial ownership limitation, then such holder is not entitled to participate in such Distribution to such extent and the portion of such Distribution is held in abeyance for the benefit of such holder until such time, if ever, as its right thereto would not result in such holder exceeding the beneficial ownership limitation.

Delivery of Certificates. Upon the holder’s exercise of a warrant, the Company must promptly, but in no event later than three trading days after the exercise date, issue and deliver, or cause to be issued and delivered, a certificate for the shares of common stock issuable upon exercise of the warrant. In addition, the Company must, if the holder provides the necessary information to the Company, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System (DWAC) or another established clearing corporation performing similar functions.

Notice of Corporate Action. The Company must provide at least 20 days prior notice to holders of the warrants to provide them with the opportunity to exercise their warrants and hold common stock in order to participate in or vote on the following corporate events:

•	if the Company takes a record of the holders of the Company's common stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other right;

•	if the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any transaction that would be deemed a Fundamental Transaction; or

•	a voluntary dissolution, liquidation or winding up of the Company.

Additional Provisions. The Company is not required to issue fractional shares upon the exercise of the warrants. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of the Company's common stock, no holder of the warrants possesses any rights as a stockholder under those warrants until the holder exercises those warrants. Subject to applicable securities laws, the warrants may be transferred in accordance with the terms set forth in the warrants. Any term of the warrants may be amended or waived with the Company's written consent and the written consent of the holders of warrants at least equal to 67% of the Company's common stock issuable upon exercise of the warrants.

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SELLING STOCKHOLDERS

This prospectus also relates to the possible sale from time to time of up to 3,500,000 shares of the Company's common stock by certain of its stockholders, who the Company refers to in this prospectus as the “selling stockholders.” The selling stockholders originally acquired the shares of the Company's common stock included in this prospectus in connection with the Merger on June 19, 2013.

Information about the selling stockholders will be set forth in an applicable prospectus supplement. The selling stockholders may from time to time offer and sell such securities pursuant to this prospectus and any applicable prospectus supplement. Some of the selling stockholders are affiliates of the Company.

An applicable prospectus supplement will set forth the name of each selling stockholder, the nature of any position, office, or other material relationship which any selling stockholder has had within the past three years with the Company or any of its predecessors or affiliates, if any, the amount of the Company's common stock owned by each selling stockholder prior to the offering, the amount of the Company's common stock which may be offered for each selling stockholder's account, and the amount and (if one percent or more) the percentage of the Company's common stock to be owned by each selling stockholder after completion of the offering.

The selling stockholders shall not sell any shares of the Company's common stock pursuant to this prospectus until the Company has identified such selling stockholders and the shares of the Company's common stock which may be offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

The Company or the selling stockholders may sell the securities being offered by it in this prospectus pursuant to underwritten public offerings, negotiated transactions, block trades or any combination of such methods. The Company or the selling stockholders may sell the securities to or through underwriters, dealers, agents or directly to one or more purchasers. The Company and its agents reserve the right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement or post-effective amendment, which the Company will file each time the Company or the selling stockholders effect an offering of any securities, will provide the names of any underwriters, dealers or agents, if any, involved in the sale of such securities, and any applicable fees, commissions, or discounts to which such persons shall be entitled to in connection with such offering.

The Company, the selling stockholders and its agents, dealers and underwriters, as applicable, may sell the securities being offered by the Company in this prospectus from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

The Company or the selling stockholders may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. The Company will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the applicable prospectus supplement or amendment.

The Company or the selling stockholders may solicit directly offers to purchase securities. The Company or the selling stockholders may also designate agents from time to time to solicit offers to purchase securities. Any agent that the Company or the selling stockholders designate, who may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such agent at the time of resale.

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The Company or the selling stockholders may engage in at the market offerings of the Company's common stock. An at the market offering is an offering of the Company's common stock at other than a fixed price to or through a market maker. The Company shall name any underwriter that the Company engages for an at the market offering in a post-effective amendment to the registration statement containing this prospectus. The Company shall also describe any additional details of the Company's arrangement with such underwriter, including commissions or fees paid, or discounts offered, by the Company and whether such underwriter is acting as principal or agent, in the related prospectus supplement.

If the Company or the selling stockholders use underwriters to sell securities, the Company or the selling stockholders will enter into an underwriting agreement with the underwriters at the time of the sale to them, which agreement shall be filed as an exhibit to the related prospectus supplement. Underwriters may also receive commissions from purchasers of the securities. Underwriters may also use dealers to sell securities. In such an event, the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with the Company or the selling stockholders , to indemnification by the Company or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which they may be required to make in respect of such liabilities. Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

If so indicated in the applicable prospectus supplement, the Company or the selling stockholders may authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities offered by the Company or the selling stockholders under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to those contracts and the commissions payable for solicitation of the contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

The Company's common stock is quoted on The NASDAQ Global Market under the trading symbol "ANIP." The other securities are not listed on any securities exchange or other stock market and, unless the Company states otherwise in the applicable prospectus supplement, the Company does not intend to apply for listing of the other securities on any securities exchange or other stock market. Any underwriters to whom the Company sells securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, the Company gives you no assurance as to the development or liquidity of any trading market for the securities.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

In order to comply with certain state securities laws, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of securities must also be made by the Company or the selling stockholders in compliance with all other applicable state securities laws and regulations.

The Company shall pay all expenses of the registration of the securities.

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EXPERTS

The consolidated balance sheets of ANI Pharmaceuticals, Inc. and Subsidiary as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders’ equity/(deficit), and cash flows for each of the years in the two-year period ended December 31, 2013, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

If and when the securities being registered hereunder are issued, the validity of such issuance will be passed upon for the Company by Dentons US LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Many of the Company's SEC filings are also available to the public from the SEC’s Website at "http://www.sec.gov." The Company makes available free of charge its annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Corporate Secretary at the following address or telephone number: ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota 56623, Attention: Corporate Secretary; (218) 634-3591. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

The Company maintains its website at http://www.anipharmaceuticals.com. The Company's website and the information contained therein or connected thereto are not incorporated into this Registration Statement.

The Company has filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities the Company is offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to the Company and the Company's securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, the Company refers you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC, as described in the preceding paragraph.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to "incorporate by reference" the information the Company files with them, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that the Company files later with the SEC will automatically update and supersede this information. The Company incorporates by reference the documents filed with SEC listed below:

1. The Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2013, filed with the SEC on February 28, 2014 and March 3, 2014, respectively.

2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 12, 2014.

3. The Company's Current Reports on Form 8-K filed with the SEC on March 5, 2014 (excluding Exhibit 99.1 therein, which is not incorporated by reference herein) and April 4, 2014.

4. The description of the Company's common stock contained in the Company's Certificate of Amendment of the Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc., dated as of July 17, 2013, Certificate of Amendment of the Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc., dated as of June 1, 2012, and Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc. dated as of October 14, 2009, filed as Exhibit 3.1 to ANI's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013.

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All reports and other documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such reports and documents. This prospectus also incorporates by reference any documents that the Company files with the SEC after the date that the initial registration statement is filed with the SEC and before the effectiveness of the registration statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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$250,000,000

 ANI Pharmaceuticals, Inc.

Debt Securities, Preferred Stock and Common Stock,

Debt Warrants and Equity Warrants

and

3,500,000 Shares of Common Stock Offered for Resale by Selling Stockholders

No dealer, salesperson or other person is authorized to provide you with information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. The Company and/or Selling Stockholders are offering to sell, and seeking offers to buy, only the securities of ANI Pharmaceuticals, Inc. covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the shares.

May 14, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All of such fees expenses, except for the registration fee, are estimates:

	Amount (1)
Securities and Exchange Commission registration fee	$39,060	(2)
Accounting fees and expenses	$5,000
Legal fees and expenses	$35,000
Miscellaneous fees and expenses	$3,500
Total	$82,560

(1)	Does not include expenses of preparing any accompanying prospectus supplements, FINRA filing fee, listing fees, transfer agent fees and other expenses related to future offerings of particular securities.

(2)	Represents the registration fee of $32,200, offset by $6,935 previously paid in connection with unsold securities pursuant to Rule 415(a)(6) for the primary offering, and $13,795 for the secondary offering.

The Company shall bear all expenses in connection with the issuance and distribution of the securities being offered hereby.

Item 15. Indemnification of Directors and Officers

Article VII of the Company's Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware or (iv) any transaction from which the director derives an improper personal benefit.

Article VI of the Company's Restated Certificate of Incorporation provides that the Company shall indemnify, to the fullest extent authorized or permitted by law, as the same exists or may thereafter be amended, any person who was or is made or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of any other company, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise; provided, however, that the Company shall not indemnify any director or officer in connection with any action by such director or officer against the Company unless the Company shall have consented to such action. The Company may, to the extent authorized from time to time by the Company's Board of Directors, provide rights to indemnification to employees and agents of the Company similar to those conferred in Article VI to directors and officers of the Company. No amendment or repeal of Article VI shall apply to or have any effect on any right to indemnification provided thereunder with respect to any acts or omission occurring prior to such amendment or repeal.

Article VIII of the Company's Bylaws provides that the Company shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who serve as an officer or director of any corporation at the request of the Company to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

The Company has entered into agreements with all of its directors and officers under which the Company is required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of the Company’s directors or officers. The Company will be obligated to pay these amounts only if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company. With respect to any criminal proceeding, the Company will be obligated to pay these amounts only if the director or officer had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

These provisions in the Company's Restated Certificate of Incorporation and Bylaws do not eliminate the officers’ and directors’ fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each officer and director will continue to be subject to liability for breach of their duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the officer or director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provisions also do not affect an officer’s or director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 16. Exhibits

Exhibit No.	Description	Method of Filing

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc., dated as of July 17, 2013, Certificate of Amendment of the Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc., dated as of June 1, 2012, and Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc.	Incorporated by reference to Exhibit 3.1 to ANI's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 (File No. 001-31812)

3.2	Amended and Restated Bylaws of BioSante Pharmaceuticals, Inc.	Incorporated by reference to Exhibit 3.1 to ANI's Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 11, 2010 (File No. 001-31812)

4.1	Form of Common Stock Purchase Warrant issued by BioSante Pharmaceuticals, Inc. with an Initial Exercise Date of August 13, 2009	Incorporated by reference to Exhibit 4.1 to ANI's Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 14, 2009 (File No. 001-31812)

4.2	Form of Common Stock Purchase Warrant issued by BioSante Pharmaceuticals, Inc. with an Initial Exercise Date of September 2010	Incorporated by reference to Exhibit 4.1 to ANI's Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 5, 2010 (File No. 001-31812)

4.3	Form of Common Stock Purchase Warrant issued by BioSante Pharmaceuticals, Inc. with an Initial Exercise Date of June 2010	Incorporated by reference to Exhibit 4.1 to ANI's Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 21, 2010 (File No. 001-31812)

4.4	Form of Common Stock Purchase Warrant issued by BioSante Pharmaceuticals, Inc. with an Initial Exercise Date of December 2010	Incorporated by reference to Exhibit 4.1 to ANI's Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 29, 2010 (File No. 001-31812)

4.5	Form of Common Stock Purchase Warrant issued by BioSante Pharmaceuticals, Inc. with an Initial Exercise Date of March 2011	Incorporated by reference to Exhibit 4.1 to ANI's Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 4, 2011 (File No. 001-31812)

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4.6	Form of Common Stock Purchase Warrant issued by BioSante Pharmaceuticals, Inc. with an Initial Exercise Date of August 2012	Incorporated by reference to Exhibit 4.1 to ANI's Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 17, 2012 (File No. 001-31812)

4.7	Form of Senior Indenture between ANI and The Bank of New York Mellon, as trustee	Filed herewith

4.8	Form of Subordinated Indenture between ANI and The Bank of New York Mellon, as trustee	Filed herewith

4.9	Form of Senior Debt Security	To be filed, if necessary, by a Current Report on Form 8-K or by amendment

4.10	Form of Subordinated Debt Security	To be filed, if necessary, by a Current Report on Form 8-K or by amendment

4.11	Form of Certificate of Designations of Preferred Stock	To be filed, if necessary, by a Current Report on Form 8-K or by amendment

4.12	Form of Warrant Agreement, including Form of Warrant Certificate	To be filed, if necessary, by a Current Report on Form 8-K or by amendment

5.1	Opinion of Dentons US LLP, legal counsel	Filed herewith

23.1	Consent of EisnerAmper LLP, independent registered public accounting firm	Filed herewith

23.2	Consent of Dentons US LLP, legal counsel	Filed herewith (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney	Filed herewith (included in signature page to this registration statement)

25.1	Form T-1 Statement of Eligibility of Trustee for the Senior Indenture under the Trust Indenture Act of 1939	Filed herewith

25.2	Form T-1 Statement of Eligibility of Trustee for the subordinated Indenture under the Trust Indenture Act of 1939	Filed herewith

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that

(A) paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(B) paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

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(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on the 14th day of May, 2014.

ANI PHARMACEUTICALS, INC.

By:	/s/ Charlotte C. Arnold
Charlotte C. Arnold Vice President, Finance and Chief Financial Officer

We, the undersigned officers and directors of ANI Pharmaceuticals, Inc., and each of us, do hereby constitute and appoint each of Arthur S. Przybyl and Charlotte C. Arnold, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name, place and stead, in any and all capacities, in connection with this registration statement on Form S-3 under the Securities, or any registration statement for the same offering that is to be effective upon filing under the Securities Act, including, without limitation, to sign for us or any of us in our names in the capacities indicated below any and all amendments or supplements to this registration statement, including any and all stickers and post-effective amendments to the registration statement, and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Name & Title	Date

/s/ Arthur S. Przybyl	Arthur S. Przybyl	May 14, 2014
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Charlotte C. Arnold	Charlotte C. Arnold	May 14, 2014
Vice President, Finance and Chief Financial Officer (Principal Financial Officer)

/s/ Robert E. Brown, Jr.	Robert E. Brown, Jr.	May 14, 2014
Chairman of the Board of Directors

/s/ Fred Holubow	Fred Holubow	May 14, 2014
Director

/s/ Ross Mangano	Ross Mangano	May 14, 2014
Director

/s/ Tracy L. Marshbanks, Ph.D.	Tracy L. Marshbanks, Ph.D.	May 14, 2014
Director

/s/ Thomas A. Penn	Thomas A. Penn	May 14, 2014
Director

/s/ Daniel Raynor	Daniel Raynor	May 14, 2014
Director